UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2024

EVe Mobility Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41167	98-1595236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302
Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(302) 273-0014
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	EVE.U	NYSE American LLC
Class A ordinary shares, par value $0.0001 per share	EVE	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	EVE WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 16, 2024, EVe Mobility Acquisition Corp (the “Company”) received a written notice from NYSE Regulation (the “NYSE Notice”) stating that the Company is not in compliance with the continued listing standards of the NYSE American LLC (“NYSE American”, or the “NYSE Regulation”) because it is not in compliance with the continued listing standards of the NYSE American. Specifically, the Company has not met the requirements set forth in Sections 134 and 1101 of the NYSE American Company Guide due to its delayed filings of the Form 10-K for the year ended December 31, 2023, and its Form 10-Qs for the periods ended March 31, 2024, and June 30, 2024 (the “Delayed Filings”).

In accordance with Section 1007 of the Company Guide, the Company submitted an extension request after being unable to cure the filing deficiencies within the initial six-month period of the 12-month cure period. NYSE Regulation has reviewed and accepted the Company’s request, granting an extended plan period through December 14, 2024, to complete the Delayed Filings, as well as any additional filings delayed thereafter.

During this plan period, NYSE Regulation will periodically review the Company’s compliance with the milestones outlined in its submission. If the Company does not make progress toward becoming current in its SEC filings during the plan period or does not complete its business combination by December 14, 2024, NYSE Regulation staff may initiate delisting proceedings. The Company may appeal any such delisting determination.

In compliance with Sections 402 and 1009(e) of the NYSE American Company Guide, the Company is issuing this press release to inform its shareholders that its listing is being continued under an extension, with a targeted completion date of December 14, 2024.

The Company intends to regain compliance with the Exchange’s continued listing standards. There can be no assurance that the Company will ultimately regain compliance with all applicable Exchange listing standards.

Item 7.01 Regulation FD Disclosure.

On October 21, 2024, the Company issued a press release announcing the foregoing. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology and include statements regarding the Filing Delinquency and whether the Company will regain compliance with the Exchange’s continued listing standards. These forward-looking statements are based on information currently available to the Company’s management as well as estimates and assumptions made by its management and are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company does not undertake an obligation to update these forward-looking statements after such date.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2024

EVe Mobility Acquisition Corp

By:	/s/ Khairul Azmi Bin Ismaon
Name:	Khairul Azmi Bin Ismaon
Title:	Chief Executive Officer

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